UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2017 Performance Incentive Plan

The Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) previously adopted an amendment and restatement of the Western Digital Corporation Amended and Restated 2017 Performance Incentive Plan (the “2017 Plan”), subject to approval by the Company’s stockholders. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders approved the amendment and restatement of the 2017 Plan on November 18, 2020. The amendment and restatement of the 2017 Plan increases the number of shares of the Company’s common stock available for award grants under the 2017 Plan by 9,800,000 shares, from 95,780,215 shares to a new maximum aggregate limit of 105,580,215 shares as of August 11, 2020.

The Board, one or more committees appointed by the Board, or an officer to whom the Board or a Board committee has delegated certain of its authority, administers the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation and Talent Committee of the Board, except the Board retains administrative authority with respect to awards granted to non-employee members of the Board. The administrator of the 2017 Plan has broad authority under the plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2017 Plan include officers or employees of the Company or any of its subsidiaries, members of the Board, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2017 Plan, as amended and restated, equals:

(i)	105,580,215 shares of the Company’s common stock, plus

(ii)

the number of any shares of the Company’s common stock subject to stock options outstanding under the SanDisk Corporation 2013 Incentive Plan (which was assumed by the Company in May 2016 and is referred to herein as the “SanDisk Plan”) as of August 11, 2020 which expire, or for any reason are cancelled or terminated, after August 11, 2020 without being exercised, plus

(iii)

1.72 times the number of any shares of the Company’s common stock subject to restricted share unit awards outstanding and unvested under the SanDisk Plan as of August 11, 2020 which are forfeited, terminated, cancelled, or otherwise reacquired after August 11, 2020 without having become vested.

As of August 11, 2020, a total of 14,216,265 shares of Company common stock were subject to outstanding awards granted under the 2017 Plan, a total of 14,969,913 shares of Company common stock were available for new award grants under the 2017 Plan (before giving effect to the 9.8 million share increase approved by the Company’s stockholders on November 18, 2020, but after taking into account shares previously issued or transferred pursuant to awards under the 2017 Plan as of August 11, 2020), 243,286 shares of Company common stock were subject to stock options outstanding under the SanDisk Plan and 181,930 shares of Company common stock were subject to outstanding and unvested restricted share unit awards under the SanDisk Plan. Shares issued in respect of any “full-value award” (generally, any award other than a stock option or stock appreciation right) granted under the 2017 Plan will continue to be counted against the share limit described above as 1.72 shares for every one share actually issued in connection with the award.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2017 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise relates shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards granted under the 2018 Plan that are not paid or delivered (whether due to expiration, cancellation, termination, forfeiture, failure to vest or any other reason) will again be available for subsequent awards under our 2017 Plan. In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan. Shares that are reacquired or withheld by us as full or partial payment in connection with a full-value award under our 2017 Plan or the SanDisk Plan, as well as shares reacquired or withheld by us to satisfy the tax withholding obligations related to a full-value award under our 2017 Plan or the SanDisk Plan, will not count against the share limit of and will be available for new award grants under our 2017 Plan.

The types of awards that may be granted under the 2017 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses, performance stock, stock units, phantom stock, dividend equivalents and similar awards, which are granted or denominated in shares of the Company’s common stock, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase price of awards, and the performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

The foregoing summary of the 2017 Plan is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 18, 2020. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following eight directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Kimberly E. Alexy	201,368,393	12,119,935	265,203	48,581,463
Martin I. Cole	208,231,670	5,195,110	326,751	48,581,463
Kathleen A. Cote	202,001,175	11,479,737	272,619	48,581,463
Tunç Doluca	210,067,262	3,389,758	296,511	48,581,463
David V. Goeckeler	209,980,215	3,489,362	283,954	48,581,463
Matthew E. Massengill	206,587,261	6,858,852	307,418	48,581,463
Paula A. Price	210,079,505	3,391,413	282,613	48,581,463
Stephanie A. Streeter	211,465,923	2,005,096	282,512	48,581,463

Advisory Vote on Named Executive Officer Compensation. The stockholders approved, on an advisory basis, the named executive officer compensation described in the Company’s definitive proxy statement for the annual meeting of stockholders filed with the Securities and Exchange Commission on October 5, 2020. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
196,004,174	17,113,273	636,084	48,581,463

Approval of the 2017 Plan. As described in more detail in Item 5.02 above, the stockholders approved the amendment and restatement of the 2017 Plan to increase by 9.8 million the number of shares of the Company’s common stock available for issuance under that plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
194,531,165	18,876,245	346,121	48,581,463

Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2021. The voting results were as follows:

For	Against	Abstain
249,643,186	12,305,113	386,695

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed as a part of this report.

Exhibit No.	Description

10.1	Western Digital Corporation Amended and Restated 2017 Performance Incentive Plan, amended and restated as of August 11, 2020

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 19, 2020		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

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